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                              [LETTERHEAD]




March 14, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:


We have read Item 4 of Premier Laser Systems, Inc.'s Form 8-K dated February 21, 1997 and are in agreement with the statements contained in paragraph 4(a) therein.


Yours very truly,


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP